Exhibit 99.2

COLE CREDIT PROPERTY TRUST V, INC. (CCPT V) INTERNET—www.proxydocs.com/CCPTV PROXY FOR THE 2020 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD • Cast your vote online. DECEMBER 17, 2020 • Have your Proxy Card ready THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PHONE—Call 1-844-991-2229 The undersigned stockholder hereby appoints Nathan D. DeBacker and Laura Eichelsderfer, • • Use any touch-tone telephone. Have your Proxy Card ready, OR each as proxy and attorney-in-fact, with full power of substitution as determined by the LIVE REPRESENTATIVE—Call 1-844-280-5349 Board of Directors of Cole Credit Property Trust V, Inc. (CCPT V), (the “Company”), on behalf • Vote on a recorded line. and in the name of the undersigned, to attend the 2020 Special Meeting of Stockholders of the Company to be held as a virtual meeting via a live webcast on Thursday, December 17, Please MAIL 2020 at 11:00 a.m. PT at www.proxydocs.com/CCPTV, and at any and all adjournments or • fold Mark, sign and date your Proxy Card. postponements thereof, and to cast on behalf of the undersigned all votes which the • Fold and return your Proxy Card in the postage-paid undersigned would be entitled to cast if personally present, as indicated on the reverse side here envelope provided with the address on the reverse showing through the window. of this ballot, and otherwise to represent the undersigned at the meeting and any so adjournments or postponements thereof, with all powers possessed by the undersigned if ATTEND THE VIRTUAL MEETING personally present. The undersigned acknowledges receipt of the notice of the 2020 Special • You can register to attend and vote at the virtual Meeting of Stockholders and the proxy statement. address Special Meeting at www.proxydocs.com/CCPTV on and follow the instructions. Deadline for registra- tion is December 15, 2020 at 5:00 P.M. Eastern WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE Time. UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED HEREIN. IF NO reverse DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED will STOCKHOLDER WILL BE CAST “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS show MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE RECOMMENDATION OF THE through BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR Scan code for mobile voting DISCRETION, INCLUDING, BUT NOT LIMITED TO, THE POWER AND AUTHORITY TO the ADJOURN OR POSTPONE THE MEETING TO PROVIDE MORE TIME TO SOLICIT PROXIES FOR ANY OR ALL OF THE PROPOSALS REFERENCED HEREIN. window in Please sign exactly as your name appears on this proxy card. When shares of common stock are the held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general Business P.O. BOX 8035, CARY, NC 27512-9916 partner or other authorized person. Reply Signature and Title, if applicable Envelope Do — Additional signature (if held jointly) not Date separate PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Cole Credit Property Trust V, Inc. (CCPT V) 2020 Special Meeting of Stockholders to Be Held On December 17, 2020. The Annual Report and Proxy Statement for this meeting are available at: www.cimgroup.com

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED "FOR" ALL PROPOSALS LISTED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: ■

	FOR	AGAINST	ABSTAIN
1. A proposal to approve the business combination of CCPT V and CIM Real Estate Finance Trust, Inc., a Maryland corporation ("CMFT"), which will be effected through the merger of CCPT V with and into Thor V Merger Sub, LLC, a wholly owned subsidiary of CCPT V ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of August 30, 2020, as amended October 29, 2020, by and among CCPT V, CMFT and Merger Sub, which proposal we refer to as the "CCPT V Merger	☐	☐	☐
2. A proposal to approve the amendment of the charter of CCPT V to remove the provisions related to "Roll-Up Transactions", which proposal we refer to as the "CCPT V Charter Amendment Proposal."	☐	☐	☐
3. A proposal to approve any adjournments of the CCPT V Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the meeting to approve the CCPT V Merger Proposal or the CCPT V Charter Amendment Proposal, if necessary or appropriate, as determined by the chair of the CCPT V Special Meeting, which proposal we refer to as the "CCPT V Adjournment Proposal."	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

Please fold here—Do not separate

**** BE SURE TO HAVE THE BELOW ADDRESS SHOW THROUGH THE WINDOW OF THE ENCLOSED BUSINESS REPLY ENVELOPE ****

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

L PXY-CCPTV--V3